As filed with the Securities and Exchange Commission on October 15, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eargo, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	5047	27-3879804
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1600 Technology Drive, 6th Floor

San Jose, California 95110

(650) 351-7700

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Christian Gormsen

President and Chief Executive Officer

Eargo, Inc.

1600 Technology Drive, 6th Floor

San Jose, California 95110

(650) 351-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson	Alan F. Denenberg
Kathleen M. Wells	Stephen Salmon
Phillip S. Stoup	Davis Polk & Wardwell LLP
Latham & Watkins LLP	1600 El Camino Real
140 Scott Drive	Menlo Park, California 94025
Menlo Park, California 94025	(650) 752-2000
(650) 328-4600

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-249075)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common Stock, $0.0001 par value per share	1,362,962	$18.00	$24,533,316	$2,677

(1)

Represents only the additional number of shares being registered and includes 177,777 additional shares that the underwriters have the option to purchase. In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, the amount being registered does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-249075).

(2)

The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The Registrant previously registered securities at an aggregate offering price not to exceed $122,666,672 on a Registration Statement on Form S-1, as amended (File No. 333-249075), which was declared effective by the Securities and Exchange Commission on October 15, 2020. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $24,533,316 is hereby registered.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of 1,362,962 additional shares of common stock, par value $0.0001 per share, 177,777 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares, of Eargo, Inc., a Delaware corporation, pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-1, as amended (File No. 333-249075) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission on October 15, 2020, are incorporated in this registration statement by reference. This registration statement is being filed solely to increase the amount of securities offered pursuant to the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1(1)	Power of Attorney.

(1)

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-249075), originally filed with the Securities and Exchange Commission on September 25, 2020 and incorporated by reference herein.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California on October 15, 2020.

Eargo, Inc.

By:	/s/ Christian Gormsen
Christian Gormsen President and Chief Executive Officer

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Christian Gormsen	President, Chief Executive Officer and Director (Principal Executive Officer)	October 15, 2020

/s/ Adam Laponis Adam Laponis	Chief Financial Officer (Principal Financial and Accounting Officer)	October 15, 2020

* Josh Makower, M.D.	Chairman of the Board of Directors	October 15, 2020

* Juliet Bakker	Director	October 15, 2020

* Peter Tuxen Bisgaard	Director	October 15, 2020

* Doug Hughes	Director	October 15, 2020

* Geoff Pardo	Director	October 15, 2020

* Nina Richardson	Director	October 15, 2020

* Brooke Seawell	Director	October 15, 2020

* David Wu	Director	October 15, 2020

*By:	/s/ Adam Laponis

Adam Laponis Attorney-in-Fact